EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT FOR

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into effective as of the 1st day of June, 2009, by and between BUSINESS STAFFING, INC., a Delaware corporation (“BSI”) and KAISER VENTURES LLC, a Delaware limited liability company (“Kaiser”).

RECITALS

A. BSI is currently a wholly owned subsidiary of Kaiser. BSI provides administrative services to Kaiser and other affiliated companies.

B. BSI currently maintains two supplemental executive retirement plans. The Business Staffing, Inc. Supplemental Executive Retirement Plan for which Fidelity Management and Research Company currently provides administrative services was established in 1995 (the “Fidelity SERP”). The assets of the Fidelity SERP are held in trust under the terms of that certain Trust Agreement dated as of December 31, 2008, between BSI and Fidelity Management Trust Company (the “Fidelity Trust”).

C. The Business Staffing Supplemental Deferred Compensation Plan for which Pen-Cal Administrators, Inc. currently provides administrative services was established in 1997 (the “Pen-Cal SERP”). The assets of the Pen-Cal SERP are held in trust under the terms of that certain Trust Agreement dated as of January 10, 2007, between Kaiser and The Charles Schwab Trust Company (the “Schwab Trust”). The Fidelity SERP and the Pen-Cal SERP are sometimes collectively referred to herein as the “Plans”. The Fidelity Trust and the Schwab Trust are sometimes collectively referred to herein as the “Trusts.”

D. The Fidelity SERP and Trust authorize entities that are part of a controlled group of corporations or non-corporate entities may become participating employers for the benefit of their employees and permit the Trust Agreement to be assigned with the consent of the parties thereto. It is the intention of this Assignment and Assumption that Kaiser adopt the Fidelity SERP and that BSI assign to Kaiser all of the rights and duties of the “Sponsor” of the Fidelity SERP and the Fidelity Trust under the terms of the SERP and Trust agreements.

E. The Schwab SERP and Trust also authorize entities that are a parent or affiliate to become participating employers for the benefit of their employees and to amend the trust (other than to make it revocable). It is the intention of this Agreement that Kaiser adopt the Pen-Cal SERP and that the Schwab Trust be amended to assign to Kaiser all the right and duties of the “Company” under the Trust Agreement.

F. As of the effective date of this Agreement, BSI is transferring all of its rights and interests as the sponsor of the Plans to Kaiser and Kaiser is assuming all the obligations under the Plans and to the participants in the Plans. However, even though Kaiser shall become the sponsor of the Plans, BSI shall continue to participate in the Plans for the benefit of its employees.

G. In addition, as of the effective date of this Agreement, Kaiser shall become responsible for and be the sponsor/employer for the Trusts but BSI shall have the ability to continue to make contributions to each of the Trusts.

H. The participants of the Plans and the intended beneficiaries of the Trusts, as appropriate, have each consented in writing to the actions set forth and contemplated by this Agreement.

NOW, THERFORE, in consideration of the forgoing and the covenants and agreements of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto promise and agree as follows:

1. ASSIGNMENT. As of the effective date of this Agreement, BSI hereby assigns and transfers to Kaiser all BSI’s right, authority, duties and responsibilities as sponsoring employer in, to and under the Plans and all the liabilities associated with the Plans and to the participants in the Plans presently accrued and as may accrue in the future in accordance with the terms of the Plans (the “Assumed Liabilities”). BSI hereby assigns and transfer to Kaiser all of BSI’s right, authority, duties and responsibilities as the “sponsor”, “company” and “grantor” of the Trusts and all right, title and interest of the sponsor and grantor in the assets under the Trusts (the “Assumed Assets”). From and after the effective as of the date of this Agreement, the terms “Sponsor”, “Employer”, “Company” and “grantor” shall refer to Kaiser.

2. ASSUMPTION. As of the date of this Agreement, Kaiser hereby: (i) accepts the assignment and transfer of the right, authority, duties and responsibilities as sponsoring employer of the Plans from BSI, and the right, authority, duties and responsibilities as sponsor and grantor of the Trusts; (ii) assumes and agrees to satisfy the Assumed Liabilities as the same shall come due; and (iii) accept the assignment of the Assumed Assets.

3. BSI AS PARTICIPATING EMPLOYER. As of the effective date of this Agreement, BSI shall cease to have and exercise the right, authority, duties and responsibilities as sponsor or grantor of the Plans and Trusts, but hereby adopts the Plans and continue solely as a participating employer.

4. KAISER AS GRANTOR UNDER INTERNAL REVENUE CODE. From and after the effective date of this Agreement, as assignee of the rights and duties as sponsor of the Trusts, Kaiser shall be treated as the sole grantor of the Trusts, all Assumed Assets, and all assets hereafter acquired and held in the Trusts, and shall have the sole authority under the trusts to exercise any and all rights as grantor pursuant to subpart E, part 1, subchapter J, Chapter I, subtitle A of the Internal Revenue Code of 1986, as amended, except to the extent limited by the terms of the Trusts, and BSI shall not have nor exercise any authority as grantor. The Trusts shall be administered and interpreted in accordance with this provision. The Assumed Assets and the Trusts shall be and remain subject to the creditors of Kaiser as set forth in the Trust Agreements.

5. FURTHER DOCUMENTATION. The parties mutually agree that they shall amend and modify the documents relating to the Plans and the Trusts as necessary and appropriate to carry out the terms, provisions and intent of this Agreement.

6. AMENDMENTS MUST BE IN WRITING. This Agreement and the rights and obligations of each party shall not be further modified or amended without the prior written consent of the parties hereto and of the applicable participants/beneficiaries of each plan.

7. BINDING EFFECT. This Agreement shall be binding upon and insure to the benefit of the Parties hereto and their respective successors and permitted assigns.

8. GOVERNING LAW. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the laws of California.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall take together shall constitute but one and the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in portable document format (.pdf) form, or by any other means intended to preserve the original and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

“BSI”
BUSINESS STAFFING, INC.

By:	/s/ Richard E. Stoddard
Richard E. Stoddard, President

“KAISER”
KAISER VENTURES LLC

By:	/s/ Richard E. Stoddard
Richard E. Stoddard, CEO & President

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